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Radian Guaranty Inc.           RADIAN








Master Policy


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Condition One -- Definitions ...............................................  3

A.  Advances ...............................................................  3
B.  Appropriate Proceedings ................................................  3
C.  Approved Sale ..........................................................  4
D.  Application for Insurance ..............................................  4
E.  Borrower ...............................................................  4
F.  Borrowers Own Funds ....................................................  4
G.  Borrowers Title ........................................................  4
H.  Certificate ofInsurance ................................................  4
I.  Claim ..................................................................  4
J.  Claim Settlement Period ................................................  4
K.  Commitment of Insurance ................................................  5
L.  Default ................................................................  5
M.  Deficiency .............................................................  5
N.  Early Default ..........................................................  5
O.  Effective Date .........................................................  5
P.  Fair Market Value ......................................................  5
Q.  Insured ................................................................  5
R.  Loan ...................................................................  5
S.  Loss ...................................................................  5
T.  Merchantable Title .....................................................  6
U.  Perfected Claim ........................................................  6
V.  Physical Damage ........................................................  6
W.  Property ...............................................................  6
X.  Servicer ...............................................................  6
Y.  Settlement Due Date ....................................................  6
Z.  Third-Party Misrepresentation or Fraud .................................  6



Condition Two -- Application for Insurance,
Commitment of Insurance, Initial Premium,
Representations of the Insured .............................................  7
A. Application for Insurance and Commitment of Insurance ...................  7
B. Initial Premium, Compliance with Conditions .............................  7
C. Representations of the Insured ..........................................  7

Condition Three --
Term of Coverage, Renewal ..................................................  8
A. Term of Coverage ........................................................  8
B. Renewal .................................................................  8

Condition Four --
Cancellation, Termination ..................................................  8
A. Cancellation by the Insured .............................................  8
   (1) Certificate of Insurance ............................................  8
   (2) Master Policy .......................................................  9
B. Cancellation by the Company .............................................  9
   (1) Certificate of Insurance ............................................  9
   (2) Master Policy .......................................................  9
C. Termination of Coverage, Conditions Subsequent ..........................  9


Condition Five --
Exclusions From Coverage ................................................... 10
A. Balloon Payment ......................................................... 10
B. Prior Delinquencies ..................................................... 10
C. Incomplete Construction ................................................. 10
D. Misrepresentation and Fraud ............................................. 10
E. Negligence of Insured or Servicer ....................................... 10
F. Physical Damage ......................................................... 11


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Condition Six -- Conditions
Precedent to Payment of Claim .............................................. 11
A. Conditions Precedent .................................................... 11
   (1) Notice of Defaultor Early Default ................................... 11
   (2) Monthly Default Reports; Report of Proceedings ...................... 11
   (3) Appropriate Proceedings ............................................. 11
B. Failure to Comply ....................................................... 12

Condition Seven Loan Servicing ............................................. 12

Condition Eight Approved Sale .............................................. 13
A. Settlementon Basis of Approved Sale ..................................... 13
B. Settlement if Approved Sale Does Not Close .............................. 13

Condition Nine Mitigation ofDamages ........................................ 14
A. Mitigation ofDamages .................................................... 14
B. Sale of the Property by the Insured ..................................... 14
C. Failure to Mitigate ..................................................... 14

Condition Ten Option to Acquire Loan ....................................... 15

Condition Eleven Loss Payment Procedure .................................... 15
A. Submission of Claim ..................................................... 15
B. Calculation of Loss ..................................................... 16
C. Deficiency Judgments .................................................... 17
D. Claim Requirements ...................................................... 18

Condition Twelve Claim Settlement Option ................................... 19

Condition Thirteen Claim Payment Procedure ................................. 19
A. Additional Documentation ................................................ 20
B. Access .................................................................. 20
C. Acquisition ............................................................. 20
D.Late Payment ............................................................. 20
E. Rescission / Denial ..................................................... 20

Condition Fourteen
Duty of Cooperation ........................................................ 20

Condition Fifteen Companys Right of Subrogation ............................ 21
A. Subrogation ............................................................. 21
B. Impairment of Subrogation ............................................... 21

Condition Sixteen Limitation ofActions ..................................... 21

Condition Seventeen Notices ................................................ 22

Condition Eighteen --
EntireAgreement, Endorsement, Severability ................................. 22
A. Entire Agreement ........................................................ 22
B. Endorsement ............................................................. 22

Condition Nineteen Beneficiaries Under Policy .............................. 22

Condition TwentyArbitration ................................................ 23

Condition Twenty-One Conformity to Statute ................................. 23

Signatures ................................................................. 25

Short Rate Cancellation Schedule Annual Premium Plans ...................... 26

Short Rate Cancellation Schedule Single Premium Plans ...................... 27



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Master Policy

In consideration of the premium paid, and in reliance upon the representations in the Application for Insurance, Radian Guaranty Inc., a Pennsylvania corporation (a stock mortgage insurance company hereinafter referred to as the "Company") agrees to pay to the Insured the Loss resulting from the Default of the Borrower, subject to all of the terms and conditions contained in this Policy.

Conditions

Condition One - Definitions

The following words and phrases shall have the specific meanings as set forth in this Condition One when used in this Policy:

A. Advancesmeans only the following expenses advanced by the Insured:
   (1) Reasonable and customary hazard insurance premiums.
   (2) Taxes, assessments and other public charges imposed upon the Property.
   (3) Customary expenses necessary for preservation of the Property.
   (4) Condominium fees, homeowner association dues and other shared property fees.
   (5) All other reasonable and necessary expenses incurred in the Appropriate Proceedings, including attorney's fees not in excess of three percent (3%) of the delinquent principal and interest at the time a Claim is filed, and customary court costs; provided, however, that reasonable attorney's fees incurred pursuant to Condition Eleven (C) shall not be so limited.
   (6) Necessary and customary costs for eviction proceedings, including related attorney's fees.

B. Appropriate Proceedingsmeans any action or proceeding which vests in the Insured all of the Borrower's rights and title in and to the Property including, but not limited to, foreclosure by public or private sale or voluntary conveyance from the Borrower; provided, however, that such action or proceeding shall not be inconsistent with the requirements of Conditions Six, Nine and Fifteen of this Policy and is permitted by applicable law.


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C. Approved Sale means the sale of the Property by the Borrower with the consent of the Insured, or by the Insured after the acquisition of the Property, the terms of which in either case have been approved by the Company pursuant to Condition Nine of this Policy; redemption of the Property from the Insured after it acquires Borrower'sTitle; or the sale of the Property at a foreclosure sale to a third-party bidder pursuant to Condition Six (A)(3)(c) of this Policy.

D. Application forInsurancemeans all documents, materials, statements and exhibits, whether or not prepared by the Insured, submitted to the Company by or on behalf of the Insured for the purpose of obtaining a Commitment of Insurance or a Certificate of Insurance.

E. Borrowermeans the person or persons designated as such on the face of the Application for Insurance and/or the Certificate of Insurance, and includes any co- borrower, co-signer, co-obligor, guarantor, or other maker of the note, mortgage, or other instrument of indenture, whether or not specifically listed on the Application for Insurance and/or the Certificate of Insurance.

F. Borrower'sOwn Fundsmeans any funds owned by the Borrower, and not borrowed from other sources, or subject to any rebate, refund or repayment.

G. Borrower'sTitle means the Insured's possession and control of the Property, as evidenced by: (i) an executed Trustee's or Sheriff's deed (which need not reflect recordation) or other evidence satisfactory to the Company that the foreclosure sale has been completed, or (ii) a deed from the Borrower in the case of a voluntary conveyance to the Insured, conveying title to the Insured, and (iii) the expiration of any applicable redemption period, unless the Insured elects to file the Claim prior to expiration, subject to Condition Eleven of this Policy.

H. Certificate ofInsurance means a certificate issued by the Company to the Insured, in accordance with the terms of this Policy, to extend insurance coverage to the Loan therein described. A Certificate may take the form, without limitation, of a facsimile, electronic computer tape or other agreed-upon data interchange.

I. Claim means a written request for payment of a Loss, made on a form or in a manner acceptable to the Company.

J. Claim SettlementPeriod means the period starting when the Claim is initially filed and ending at the close of business on the Settlement Due Date.


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K. CommitmentofInsurancemeans any commitment issued by the Company to the
   Insured, setting forth the terms and conditions under which the Company will extend insurance coverage to a Loan in accordance with this Policy.

L. Defaultmeans the failure of the Borrower to pay when due an amount equal to or greater than one (1) monthly regular periodic payment in accordance with the terms of a Loan.

M. Deficiencymeans all amounts due and owing under a Loan on which a Default has occurred, and remaining after the conclusion of Appropriate Proceedings, pursuant to applicable state law.

N. EarlyDefaultmeans the failure of the Borrower to make any of the initial twelve (12) monthly payments in accordance with the terms of a Loan so that sums equal to the aggregate of two (2) such monthly payments have not been paid when due.

O. Effective Datemeans, with respect to an insured Loan, the closing date of such Loan, or, such later date as may be requested by the Insured and approved in writing by the Company.

P. Fair Market Value means, with regard to the amount bid for any Property at a foreclosure sale, the Property's value at the approximate time of the foreclosure sale as determined by appraisal, if available, or in accordance with customary servicing practices (which may include reliance on information provided by a local real estate broker), subject to applicable law governing foreclosure.

Q. Insured means the named Insured or any party (i) to whom coverage has been granted by the Company, or (ii) that is a subsequent assignee or transferee owner of a Loan that has requested to become the insured. If however, the Company has not been notified in writing of such assignment or transfer, the Company's sole obligation hereunder shall be to the named Insured.

R. Loan means the indebtedness of the Borrower to the Insured in the amount and for the term specified on the face of the Certificate of Insurance, which is evidenced by a written obligation and secured by a mortgage, deed of trust or other instrument, which is a first lien or charge on the Property, and which is insured under this Policy or intended to be insured in accordance with the terms of a Commitment of Insurance.

S. Loss means the amount of loss suffered or incurred by the Insured determined pursuant to the provisions of Condition Eleven of this Policy.


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T. Merchantable Title means title to the Property which is readily salable and freely transferable, and which is free and clear of all liens, defects and encumbrances including, without limitation, rights of parties in possession and rights of redemption (unless, in either or both cases, the Company waives in writing its right to take the Property free of such rights), excepting only:

   (1) the lien of current general real estate taxes and other public charges and assessments not yet due and payable;

   (2) easements for public utilities, building restrictions and the effect of building laws or regulations with which the improvements on the Property comply, which do not impair the use of the Property and the improvements thereon for their intended purposes;

   (3) tenants under leases approved in writing by the Company; and

   (4) such minor imperfections of title as would not impair the use and enjoyment of the Property as a residence.

   Merchantable Title does not exist if there is a lien on the Property pursuant to federal or state law providing for liens in connection with the cleanup of environmental conditions, or if notice has been given of commencement of proceedings which could result in such a lien.

U. Perfected Claim means a Claim containing all of the information and proof reasonably required by the Company to evaluate its liability with respect thereto.

V. Physical Damage means any tangible injury to the Property, whether caused by accident, natural occurrence or otherwise, excluding normal wear and tear.

W. Propertymeans the residential real property, designed for occupancy by not more than four (4) families, identified on the face of a Certificate of Insurance, and shall include all appurtenances, rights of access and improvements thereon which secure the Loan.

X. Servicermeans the entity servicing a Loan on behalf of the Insured. The Servicer is deemed to be the representative of the Insured for purposes of the Policy.

Y. SettlementDue Date means the date sixty (60) days after receipt of a Claim by the Company, subject to the extensions of time set forth in Condition Thirteen of this Policy.

Z. Third-Party Misrepresentation or Fraud means a misrepresentation or fraud by anyone other than the Insured, its employees or agents. For purposes of this definition, the Insured's agents shall include any mortgage broker and/or intermediary originating the Loan, or anyone under contract with such persons in connection with the origination of the Loan, such as an appraiser or escrow agent.


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Condition Two - Application for Insurance, Commitment of Insurance,
Initial Premium, R epresentations of the Insured

A. Application for Insurance and Commitment of Insurance The Insured shall submit an Application for Insurance to the Company in connection with each Loan for which coverage under this Policy is desired. The Company shall provide forms of Application for Insurance to the Insured and the Insured shall comply with the requirements contained therein. Approval of anyApplication for Insurance shall be at the discretion of the Company and shall be communicated to the Insured in the form of a Commitment of Insurance. Each Application for Insurance shall be deemed to be part of this Policy and incorporated herein by this reference. If the Borrower's application for a Loan is denied, the Company shall bear no responsibility for notifying the Borrower of the decision pursuant to applicable state or federal law.

B. Initial Premium, C ompliance with Conditions

   (1) Within ten (10) days after the Effective Date, the Insured shall forward to the Company the initial premium as shown on the face of the Commitment of Insurance.

   (2) The obligation of the Company to extend insurance coverage to a Loan for which a Commitment of Insurance has been issued, or pay any Loss in respect thereof, is expressly conditioned upon the Insured's compliance with the provisions of this Policy and any conditions shown on the Commitment of Insurance and the timely receipt by the Company of the initial premium; provided, however, that any special conditions shall expire upon the Company's acceptance of renewal premium or a period of one (1) year from the Certificate effective date, whichever is longer.

   (3) Upon compliance by the Insured with the Commitment of Insurance and upon receipt by the Company of the initial premium, the Company shall issue a Certificate of Insurance to the Insured, or a Certificate of Insurance previously issued to the Insured shall become effective and bind the Company under this Policy as of the Effective Date.

C. Representations of the Insured
   An Application for Insurance shall be deemed a representation by the Insured to the Company, and the Commitment of Insurance and Certificate of Insurance shall be deemed to have been issued in reliance thereon.


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Condition Three - Term ofCov erage, Renewal

A. Term ofCov erage
   A Certificate of Insurance shall be in force and provide coverage for the period of time shown on the face thereof, unless renewed in accordance with Condition Three (B), below. Upon renewal, the Certificate of Insurance shall continue in force for the applicable renewal period.

B. Renewal
   A Certificate of Insurance may be renewed at the option of the Insured upon payment of the applicable renewal premium and delivery of instructions identifying the Loan or Loans for which the premium is being paid, provided that such instructions and payment are received by the Company within thirty
   (30) days after the expiration of any coverage or renewal period. If the Certificate of Insurance is not renewed as set forth herein, coverage under the Certificate of Insurance shall terminate for Defaults not then existing as of 12:01 A.M. on the day following the expiration date thereof, or of the then-current renewal period. The Company shall provide notice of renewal dates to the Servicer (or, if the Company has not been informed of a Servicer, to the Insured).

   A lapse of coverage for failure to pay premiums when due which affects a group of Loans may be cured upon written notification to the Company by the Insured, a transferee Servicer or the owner of the Loans, that the failure to pay the renewal premiums was the result of a servicing transfer, seizure or forfeiture, provided that such notification occurs within three (3) months of the servicing transfer.

Condition Four - Cancellation, Termination

A. Cancellation bythe Ins ured

   (1) Certificate of Insurance The Insured or its Servicer may, at any time, by written notice to the Company, cancel a Certificate of Insurance. Such cancellation shall relieve the Company of liability for any Default unless a Claim has been submitted prior to such cancellation. Upon receipt by the Company of the original copy of the Certificate of Insurance or a notice of cancellation acceptable to the Company, the appropriate portion of the premium will be refunded to the Insured pursuant to the Cancellation Schedule appended hereto and made a part hereof. However, no refund shall be remitted if a Claim has been submitted, or if the premium plan selected by the Insured does not provide for a return of premium.


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   (2) Master Policy
       The Insured may, at any time, by written notice to the Company, cancel this Policy, and such cancellation shall be effective as of the date of such notice, provided that the conditions of this Policy shall remain applicable to any Loans insured here-under prior to such cancellation.

B. Cancellation bythe C ompany

   (1) Certificate of Insurance Subject to applicable law, the Company may cancel a Certificate of Insurance only upon the failure of the Insured to pay any premium or comply with any condition as required by this Policy.

   (2) Master Policy
       Subject to applicable law, the Company may, at any time, by written notice to the Insured, cancel this Policy, and such cancellation shall be effective as of the date of such notice, provided that the conditions of this Policy shall remain applicable to any Loans insured hereunder prior to such cancellation.

C. Termination ofCov erage, ConditionsS ubsequent
   Notwithstanding any other provision of this Policy, the coverage extended to any Loan by a Certificate of Insurance may be terminated at the Company's sole discretion, immediately and without notice, if, with respect to such Loan, the Insured shall permit or agree to any of the following without prior written consent of the Company:

   (1) Any material change or modification of the terms of the Loan including, but not limited to, the borrowed amount, interest rate, term or amortization schedule, excepting such modifications as may be specifically provided for in the Loan documents, and permitted without further approval or consent of the Insured.

   (2) Any release of the Borrower from liability for the Loan.

   (3) Any assumption of liability for the Loan, with or without release of the original Borrower from liability therefor.

   (4) Any change in the Property.

   (5) Any sale or transfer of the servicing of a Loan to an entity not approved in writing by the Company as a servicer, subject to the provisions of Condition Seven of this Policy.

   In the event that the Company elects to terminate the coverage pursuant to the above Conditions, it will make a refund of any applicable premium and/or renewal premium, prorated to the date of the event giving rise to termination.


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Condition Five - Exclusions From Coverage

It is understood and agreed that the Company shall not be liable for and the Policy shall not apply, extend to or cover the following:

A. Balloon Payment
   Any Loss arising out of or in connection with failure of the Borrower to make any payment of principal and/or interest due under a Loan which payment arises because the Insured exercises its right to call or accelerate such Loan (except as a result of a Default) or because the term of such Loan is shorter than the amortization period, and which payment is for an amount more than twice the regular periodic payments of principal and interest (including any additional amounts escrowed for taxes or insurance) that are set forth in such Loan (commonly referred to as a "Balloon Payment"). This exclusion shall not apply to Loss resulting from the refusal of the Borrower to accept an extension or renewal from the Insured or its Servicer of the Loan at market rates.

B. Prior Delinquencies
   Any Loss arising from a Default if, as of the Effective Date of the Certificate of Insurance, a delinquency exists with respect to any payment under the Loan.

C. Incomplete Construction
   Any Loss, if, as of the date of the related Claim, construction of the Property has not been completed in accordance with the construction plans and specifications.

D. Misrepresentation and Fr aud
   Any Loss for which a Claim is made in connection with a Certificate of Insurance issued in reliance upon an Application for Insurance containing any material misstatement, misrepresentation or omission, whether intentional or otherwise or as a result of any act of fraud; provided, however, that unless the Insured had knowledge of or participated in a Third-Party Misrepresentation or Fraud at the time it was made, the Company shall not rescind or deny coverage, or adjust any Claim based on such Third-Party Misrepresentation or Fraud if the Borrower has made twelve consecutive monthly payments from the Borrower's Own Funds.

E. Negligence of Insured or Servicer
   Any Loss arising out of any negligence of the Insured or Servicer in the origination or servicing of a Loan which negligence is either the proximate cause of such Loss or materially increases the risk insured, provided that if the Company can reasonably determine the amount by which such negligence increased the Loss as calculated in Condition Eleven (B), its remedy shall be to adjust the Loss accordingly.


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F. Physical Damage
   Any cost or expense related to the repair or remedy of any Physical Damage to the Property, including but not limited to Physical Damage arising from the following causes; (i) contamination by toxic or hazardous waste, chemical, or other substances, (ii) earthquake, flood, or any act of God, (iii) civil war or riot, or (iv) any defects in the construction of the Property not identified in the Application.

Condition Six - ConditionsPr ecedent to Payment of Claim

A. ConditionsPr ecedent
   The Insured must comply with each of the following requirements as a condition precedent to any obligation of the Company under this Policy:

   (1) Notice of Default or Early Default
       The Insured shall, within fifteen (15) days, and notwithstanding any subsequent cure, give the Company written notice, on forms acceptable to the Company, of (i) any Loan that is three (3) months in Default, or (ii) any Loan for which there is an Early Default.

   (2) Monthly Default Reports; Report of Proceedings
       The Insured shall give the Company monthly reports, on forms acceptable to the Company, detailing servicing efforts with respect to each Loan for which notice to the Company is required under Condition Six of this Policy. Monthly reports shall contain all of the information and documentation reasonably requested by the Company, including, but not limited to, the condition of the Property, status of Borrower contact efforts and status of Appropriate Proceedings.

       Monthly reports shall continue with respect to each such Loan until such Default or Early Default has been cured or until title to the Property has been acquired by the Insured. The Insured shall provide the Company with written notice within fifteen (15) days after the Insured has knowledge of the commencement of any proceeding, including Appropriate Proceedings, which affects the Loan, the Property, or the Insured's or Borrower's interest therein.

   (3) Appropriate Proceedings
       Subject only to the provisions of Conditions Nine and Fifteen below:

       (a) The Insured shall commence and diligently pursue Appropriate Proceedings, but in no event later than six (6) months after it is permitted to do so pursuant to the terms of the Loan and applicable law. If directed by the Company, the Insured shall commence Appropriate Proceedings as soon as it is permitted to do so pursuant to the terms of the Loan and applicable law.


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       (b) The Insured shall furnish the Company with copies of all notices and pleadings filed or required in connection with Appropriate
           Proceedings.

       (c) Bidding instructions.

           (i) The Company may give specific foreclosure sale bidding instructions to the Insured that do not require a minimum bid of less than Fair Market Value, and in accordance with applicable law, provided that the Company will not specify a maximum bid of less than the uninsured Loan amount, and, if the Property will be subject to redemption for less than the outstanding amount owed by the Borrower, the Company will not specify an opening bid of less than the uninsured Loan amount. For this purpose, the uninsured Loan amount shall be the estimated Loss calculated pursuant to Condition Eleven (B), less the percentage thereof payable pursuant to Condition Twelve (A)(2).

           (ii) In the absence of specific bidding instructions, the Insured may control the bidding process.

           (iii) In the event of either (i) or (ii), above, unless the Company elects in writing prior to the foreclosure sale to purchase the Property, any third- party purchase at foreclosure will be treated as an Approved Sale pursuant to Condition Eight (A) of this Policy.

B. Failure to Comply
   The failure of the Insured to comply with any of the foregoing conditions precedent will give the Company, at its sole discretion, the right to declare any liability or obligation under this Policy null and void with respect to the applicable Certificate of Insurance, provided that violations of timing requirements shall result only in a reduction of the Loss to the estimated extent of the prejudice suffered by the Company for the violation, and shall not result in cancellation of coverage unless the timing violation exceeds one year from the required date of submission.

Condition Seven - Loan  Servicing

Every Loan insured under this Policy shall be serviced in a reasonable and prudent manner and consistent with the highest standards of servicing in use in the residential mortgage industry. Such servicing shall include, but not be limited to, diligent efforts to cure a Default, including Borrower contact, and prompt reporting of any Default to the appropriate credit reporting bureau(s). If the servicing of a Loan is sold, assigned or transferred by the Insured or by the Servicer, coverage shall continue hereunder; provided that notice thereof is given to the Company and the Loan continues to be serviced by an entity approved by the Company.


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If the Company disapproves a Servicer, or if the Loan is transferred to a previously disapproved or unapproved Servicer, the Insured, (or the owner of the Loan, if the Company has been notified of an owner other than the Insured), shall have ninety (90) days in which to replace the Servicer with one approved by the Company.

Condition Eight-  Approved Sale

A. Settlement on Basis of Approved Sale
   If an Approved Sale is consummated in accordance with the terms set forth hereinabove, with respect to such Approved Sale:

   (1) The Company hereby waives its right to exercise its option to acquire the Property pursuant to Condition Twelve (A)(1) of this Policy, and releases the Insured from the obligation to tender Merchantable Title pursuant to Condition Twelve or Borrower's Title to the Property pursuant to Condition Eleven (A)(1) of this Policy;

   (2) The Insured shall have the sole right to receive the net proceeds of such Approved Sale and acceptance of such net proceeds in satisfaction of the Loan shall not prejudice the Insured hereunder; and

   (3) In calculating the net proceeds of such Approved Sale, all the Insured's reasonable costs of obtaining and closing the sale shall be deducted from the gross proceeds of the sale.

   (4) Company shall pay to the Insured, in full settlement of its obligation to the Insured with respect to the Loss to which such Approved Sale is related, the lesser of:

       (a) the entire amount of such Loss determined pursuant to Condition Eleven of this Policy; or

       (b) the percentage of such Loss, computed without deduction of the net proceeds of the Approved Sale, specified in the applicable Certificate of Insurance and in accordance with the premium plan under which the Loan is insured.

B. Settlement if Approved Sale Does Not Close
   If an Approved Sale does not close, the Company may settle under either of the settlement options set forth in Condition Twelve (A), provided that if the Settlement Due Date has passed, (i) interest as provided for in Condition Thirteen (D) shall be payable, and (ii) if the Company wishes to settle under Condition Twelve (A)(1), the Insured's obligations in connection with the transfer of the Property to the Company shall be as required by this Policy subject to the limitation that they shall not be more burdensome to the Insured than its obligations (including, but not limited to, its obligations as to the condition of the Property) as seller in the Approved Sale that failed to close.


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Condition Nine - M itigation of Damages

A. Mitigation of Damages
   The Insured shall actively cooperate with the Company to prevent and mitigate Loss including, without limitation, the collection of rents, the assertion of its rights in and to any collateral or security in its custody or control, assertion of rights against the Borrower, and prompt reporting to the Company of any preforeclosure sale offers. If a preforeclosure sale is approved by the Company and the Insured, but for any reason the sale does not close, then the Company shall continue to administer the Policy as if no sale had been attempted. The Company may assist the Insured in efforts to mitigate any Loss.

   The Company shall actively cooperate with the Insured to administer the Policy in such a way as to not increase the Insured's uninsured loss, pursuant to the reciprocity and mutuality of the parties'obligations.

B. Sale of the Property by the Insured
   The mitigation efforts of the Insured shall also include diligent efforts to market any Property for which it has obtained Borrower'sTitle. After obtaining Borrower'sTitle, the Insured shall submit to the Company any offer for sale of the Property that would be acceptable to the Insured and would result in a lower Claim settlement under Condition Eight (A) than under the percentage payment option of Condition Twelve (A)(2), so long as the Company has not notified the Insured that it will acquire the Property, and its right to acquire the Property has not been waived, or expired pursuant to Condition Twelve (B). Any such sale offer shall be approved or rejected by the Company in its entirety.

   For purposes of this Condition, a sale offer submitted to the Company shall consist of an offer to purchase the Property received by the Insured, together with a schedule of (i) expense items proposed by the Insured to be included in the settlement amount if the Property sale closes, and (ii) the insured's then-estimated amounts thereof.

   The Insured, if requested by the Company, shall authorize its broker to release to the Company such marketing information concerning the Property as the Company may request, unless or until the Insured shall have notified the broker that the Company's right to acquire the Property has expired or been waived.

C. Failure to Mitigate
   If the Insured breaches its duty to prevent and mitigate Loss, then the Company's remedy shall be to reduce the Insured's Loss by the reasonably estimated extent of the resulting prejudice to the Company, rather than to deny the Claim.

Condition Ten - Option to  Acquire Loan

At any time after a Default, and prior to the conclusion of Appropriate Proceedings, the Company shall have the option to acquire the related Loan. The Company shall exercise such option in writing and within thirty (30) days after the date thereof, the Insured shall furnish to the Company a written statement of the acquisition cost of such Loan. The acquisition cost shall be computed in the same manner as the computation of Loss set forth in Condition Eleven of this Policy, except that interest shall be calculated only through the date of acquisition. Payment of the acquisition cost so computed shall be made by the Company to the Insured within thirty (30) days after the receipt of such statement from the Insured together with all supporting documentation reasonably required by the Company. Contemporaneously therewith, Insured shall execute and deliver to the Company, or its nominee, such instruments or documents which the Company may reasonably require to effect or confirm the assignment or transfer of the Loan and any right, title or interest of the Insured in and to the Property,Appropriate Proceedings and any other collateral or security. In addition, Insured shall assign and deliver to the Company existing fire, hazard and title insurance policies relating to the Loan. The assignment or transfer of the Loan, any other collateral or security, and all related documents by the Insured to the Company shall constitute a warranty by the Insured that it has good title to such Loan, collateral, security and related documents, free and clear of all liens and encumbrances, and that there are no setoffs or counterclaims which may be asserted by the Borrower, and that the Insured has done nothing to impair the validity and enforceability of its rights with respect to such Loan, such collateral or security and such related documents.

Condition Eleven - LossPa yment Procedure

A. Submission ofCl aim

   (1) A Claim may not be submitted to the Company prior to the Insured's acquisition of Borrower'sTitle to the Property, except in the case of Approved Sales, as set forth in Condition Eight.

   (2) The Insured may submit a Claim prior to the expiration of any applicable redemption period, provided however, that in the event a Borrower exercises his redemption rights, the Insured shall reimburse the Company for the amount (if any) by which the sum of the Claim payment paid plus the amount realized by the Insured from the redemption of the Property exceeds the Loss as calculated pursuant to Condition Eleven (B).

   (3) Failure by the Insured to submit a Perfected Claim within one year after the acquisition of Borrower'sTitle to the Property shall relieve the Company of any obligation or liability with respect to the underlying Certificate of Insurance.

B.C alculation ofL oss

   (1) Loss with respect to any Default insured against hereunder shall be determined as the sum of:

       (a) the unpaid principal balance due under the Loan;

       (b) the amount of unpaid accumulated interest due under the Loan, computed at the contractual rate or rates stated in the Loan (excluding late charges and penalties), up to the date the Claim is submitted to the Company, but in no event in excess of two (2) years; and

       (c) the amount of anyAdvances made by the Insured.

       In addition, if a Loan has been divided into secured and unsecured portions pursuant to proceedings under the federal bankruptcy laws, the amount in clause (a) above shall include the unpaid principal due under the unsecured portion of the Loan, even if the Borrower has been released from such debt, and the amount in clause (b) above shall include interest thereon computed at the contract rate or rates stated in the Loan from the date of Default through the date referred to in clause (b).

   (2) Such Loss shall be reduced by the following, insofar as not previously applied to the repayment of the Loan:

       (a) the unpaid interest due under the Loan, calculated in accordance with Condition Eleven (B)(1), accruing after the Insured has acquired Borrower's Title to the Property for a period of sixty (60) days;

       (b) the amount of all rent and other payments (excluding proceeds of fire and extended coverage insurance) which have been received by the Insured and which are in any way related to the Property;

       (c) any amount remaining in any related escrow account or security deposit in the custody or control of the Insured as of the date of last payment; and

       (d) the amount of any payments on the Loan received by the Insured after the date of Default;

       (e) the amount of any benefits paid under any fire and extended coverage policies which is in excess of the actual cost of restoring and repairing the Property;

       (f) the remaining amount, if any, of unused interest buydown funds, discounts, or similar features of the Loan;

       (g) When the Company elects to purchase the Property pursuant to Condition Twelve (A)(1), or when the Company elects to pay the percentage option pursuant to Condition Twelve (A)(2), and a casualty event, coupled with a lack of insurance for such casualty, was the most important cause of the Default; the entire cost to repair or remedy any Physical Damage in excess of $1,500.00 to the Property to the extent such Physical Damage has not been previously repaired or remedied; and

       (h) the net proceeds of anyApproved Sale; and

       (i) the full amount of the entire proceeds awarded in or resulting from a condemnation or a sale in lieu of condemnation.

C. Deficiency Judgments
   If either the Insured or the Company intends to pursue a deficiency judgment against the Borrower, no later than during the Claim Settlement Period the party that is the proponent of pursuing a deficiency will promptly notify the other party of its intent and the parties will determine whether the deficiency judgment will be sought for the account of such proponent or for the account of both parties. If, pursuant to the instructions of the Company, the Insured has pursued a manner of foreclosure other than the usual and customary manner so that a deficiency judgment may be preserved and pursued, the Company will be deemed the proponent. If the Insured, without instruction, has pursued a manner of foreclosure other than the usual and customary manner so that a deficiency judgment may be preserved and pursued, the Insured will be deemed the proponent. Further, the Insured will be deemed the proponent, and the determination is not required, if the Company is prohibited by law from pursuing a deficiency judgment against the Borrower.

   To facilitate such determination on an informed basis, either party may request pertinent deficiency information from the other. Each party will provide such information if requested, but is not obligated to seek additional information solely to respond to the request. If the Claim as initially filed does not indicate whether the Insured intends to pursue a deficiency and/or does not provide such information as the Insured may have relevant to whether a deficiency should be pursued, the Company may request the information as provided in Condition Thirteen (A).

   If the amount of Loss calculated pursuant to Condition Eleven (B) has been increased because of the desire of either the Insured or the Company to preserve and pursue deficiency rights, the excess shall be determined. In determining such excess, the three percent (3%) limitation of Condition One
   (A)(5) will not be applied to exclude amounts that are necessary to preserve and/or pursue the deficiency rights. If the deficiency rights will be pursued solely by the Insured, the Loss shall be adjusted to exclude such excess. If the deficiency rights will be pursued solely by the Company, the amount paid by the Company pursuant to Condition Eight, Condition Ten or Condition Twelve shall include all of such excess, regardless of the settlement option the Company may select. If the deficiency judgment is to be pursued for the account of both parties, any expenses the Company incurred (other than staff time or other internal costs) to preserve and/or pursue the deficiency rights will be added to such excess, and the total shall be allocated between the Insured and the Company in accordance with their pro rata shares referred to in Condition Fifteen (A). The Loss paid pursuant to Condition Eight or Condition Twelve will be adjusted to reflect such allocation of deficiency-related expenses. Subsequent deficiency-related expenses (including collection expenses, insofar as not satisfied from sums collected, but excluding staff time or other internal costs of either party), and any and all amounts recovered (net of collection expenses) also will be allocated to the parties in such pro rata shares.

   After the Company's payment of the Loss, management and control of deficiency rights being pursued for the account of both parties will be governed by reasonable agreement of the parties.

D. Claim R equirements
   In order to make a Perfected Claim, the Insured must provide the Company with the following:

   (1) A properly completed Claim on a form furnished or approved by the Company requesting payment of the Loss;

   (2) All information requested on such form, all documentation requested or reasonably necessary to complete such form, and all other information and/or documentation reasonably requested by the Company in connection with its review of the Claim;

   (3) Evidence satisfactory to the Company that the Insured has Borrower'sTitle to the Property, except where there has been an Approved Sale or the Company has elected to acquire the Property;

   (4) If the Company elects to acquire the Property, evidence that the Insured has acquired and can convey Merchantable Title; and

   (5) Access to the Property for purposes of determining its condition and value, if requested by the Company.

Condition Twelve - Claim  Settlement Option

A. In settlement of any Claim, unless the Claim is paid pursuant to Condition Eight (A), the Company in its sole discretion, and at its option, may elect to pay the Insured either:

   (1) the entire amount of the Loss, and upon such payment, the Insured shall convey Merchantable Title to the Property to the Company (or its nominee); or

   (2) the percentage of the Loss specified in the applicable Certificate of Insurance and in accordance with the premium plan under which the Loan is insured and, in such event, the Company shall have no right to acquire the Property.

B. The Company shall make its election within the sixty (60) day period set forth in Condition Thirteen, below. If the Company does not make its election within such time, its option to acquire the Property shall be deemed waived by the Company except as described in Condition Eight (B).

C. Upon the election and payment by the Company of the sum due under this Condition Twelve, or due under either Condition Eight (A) or Condition Ten, and any additional sum due under Condition Eleven (C), the liability of the Company under the related Certificate of Insurance will be fully and finally discharged.

Condition Thirteen - Claim Pa yment Procedure

Any payment of Loss required to be made to the Insured with respect to any Claim shall be payable within sixty (60) days after receipt of such Claim, if the Claim has become a Perfected Claim, subject to the following conditions:

A. Additional Documentation
   The Company shall, within twenty (20) days of the filing of the initial Claim, request additional items necessary to complete its review of the Claim. The sixty (60) day period shall be suspended until the Company receives the requested items. Additional items may be requested by the Company after the initial twenty (20) day period, but the sixty (60) day limit will not be tolled for their receipt.

B. Access
   If access is sought to the Property by the Company, and is not provided, the running of the sixty (60) day period shall be suspended, and will resume when access is available, and the Insured so notifies the Company.

C. Acquisition
   If the Company elects to acquire the Property, the sixty (60) day period shall be further extended if and insofar as necessary for there to be ten
   (10) days remaining after the Insured tenders Merchantable Title to the Property.

D. Late Payment
   In the event that the Company does not pay the Claim within the sixty (60) day period, subject to the above extensions, the Company shall add simple interest at the Loan rate or rates, accruing from the Settlement Due Date.

E. Rescission/Denial
   All Claims shall be either paid, rescinded or denied within one hundred and twenty (120) days after the Settlement Due Date.

Condition Fourteen - Duty of Cooperation

Whenever requested by the Company, whether or not a notice of Default has been submitted, the Insured shall cooperate with the Company and furnish all reasonable aid, evidence and information in the possession of the Insured or to which the Insured has access with respect to any Loan, including, but not limited to, all documents, files, computer data or other information requested by the Company upon reasonable notice. To the extent the Company is prejudiced by any failure of the Insured to cooperate, the Company's remedy shall be to reduce the Insured's Loss by the estimated extent of such prejudice.

Condition Fifteen - C ompany's Right of Subrogation

A. Subrogation
   Whenever the Company shall have paid a Loss under this Policy, all rights of subrogation shall vest in the Company to the extent of that payment, and where permitted by applicable law, pursuant to the following formula:

   (1) All of the Insured's deficiency rights against the Borrower will vest in the Company by subrogation if the Company has acquired the Property pursuant to Condition Twelve (A)(1), if the Insured has elected not to share in pursuit of such rights pursuant to Condition Eleven (C), if the Insured is made whole pursuant to Condition Eight (C)(4)(a), or if the Company acquires the Loan pursuant to Condition Ten;

   (2) None of the Insured's deficiency rights against the Borrower shall vest by subrogation in the Company if the Company is not entitled by law to pursue such rights, or if the Company has elected not to share in the pursuit of such rights pursuant to Condition Eleven (C); and

   (3) A pro rata share of the deficiency rights against the Borrower shall vest in the Company if, pursuant to Condition Eleven (C), such rights will be pursued for the account of both the Insured and the Company, according to the reasonable agreement of the parties.

B. Impairment of Subrogation
   The Insured shall not act or omit to act to impair the Company's right of subrogation in any way.

Condition Sixteen - Limit ation of Actions

No suit or action arising from any right of the Insured under this Policy shall be commenced in any court of law or equity unless the Insured has substantially complied with all material conditions of this Policy and the Certificate of Insurance, excepting conditions specifically waived or altered in writing by the Company, and unless commenced within two (2) years after such right shall first arise.

Condition Seventeen - Notices

All notices, reports or other documents required or permitted to be given by either party to the other shall be in writing and shall be forwarded by prepaid postage to the recipient at the address shown on the face of this Policy or at such other address as the respective parties may hereafter specify in writing.

Condition Eighteen - Ent ire Agreement, Endorsement,  Severability

A. Entire Agreement
   This Policy, together with the Certificate of Insurance and the Application for Insurance, shall constitute the entire agreement between the original Insured and the Company. No provision, requirement or condition of this Policy and the Certificate of Insurance shall be deemed to have been waived, altered, amended or otherwise changed unless stated in writing and duly executed by the Company.

B. Endorsement
   Any endorsement issued by the Company to the Insured contemporaneously with any Certificate of Insurance shall be deemed to modify the coverage under this Policy with respect to the Loan described in such Certificate of Insurance to the extent shown in such endorsement.

Condition Nineteen - Benefici aries Under Policy

The provisions of this Policy and Certificate of Insurance shall inure to the benefit of and be binding upon the Company and any Insured and its respective successors. In the event that the Insured assigns a Loan insured hereunder, this Policy and the related Certificate of Insurance shall continue in force and effect in favor of such assignee subject to all of the terms and conditions hereof and further subject to all defenses available to the Company against any predecessor Insured. In no event shall any Borrower or other person be deemed to be a party to, or intended beneficiary of, this Policy. No payments made hereunder to the Insured shall lessen or affect the Insured's rights of recovery against any Borrower or other person.

Condition Twenty - Arbitration

Unless prohibited by applicable law, the Insured and the Company may agree, in writing, that any claim or controversy arising out of or related to this Policy or any breach, interpretation or construction thereof be submitted to arbitration. In such event, the arbitration proceeding will be held pursuant to the Title Insurance Arbitration Rules of the American Arbitration Association in effect on the date the agreement to arbitrate is made.

The decision of the arbitrators shall be made in accordance with the terms and conditions of this Policy and the laws of the jurisdiction where the related Property is located. The decision of the arbitrators shall be final and binding upon the Insured and the Company and judgment upon the award may be entered in any court having jurisdiction thereof. A copy of the Title Insurance Arbitration Rules of the American Arbitration Association may be obtained from the Company upon request.

Condition Twenty-One - Conformity to Statute

Any provision of this Policy which is in clear conflict with the laws of the jurisdiction in which the Property is located is hereby amended to conform to the minimum requirements of that law, it being the intention of the Insured and the Company that the specific provisions of this Policy shall be controlling whenever possible.

IN WITNESS WHEREOF, the Company has caused its Corporate Seal to be hereto affixed and these to be signed by its duly authorized officers in facsimile, to become effective as its original seal and signatures and binding on the Company by virtue of countersignature by its duly authorized agent where required by applicable law.

Radian Guaranty Inc.

/s/ Roy J. Kasmar                               /s/ Howard S. Yaruss
------------------------------                  -------------------------------
President                                       Secretary


Date                                            Authorized Agent

Days                                                                  Percent of
Policy                                                                 Premium
In Force                                                               Refunded
1 .........................................................................   95
2 .........................................................................   94
3-4 .......................................................................   93
5-6 .......................................................................   92
7-8 .......................................................................   91
9-10 ......................................................................   90
11-12 .....................................................................   89
13-14 .....................................................................   88
15-16 .....................................................................   87
17-18 .....................................................................   86
19-20 .....................................................................   85
21-22 .....................................................................   84
23-25 .....................................................................   83
26-29 .....................................................................   82
30-32 (1 mos) .............................................................   81
33-36 .....................................................................   80
37-40 .....................................................................   79
41-43 .....................................................................   78
44-47 .....................................................................   77
48-51 .....................................................................   76
52-54 .....................................................................   75
55-58 .....................................................................   74
59-62 (2 mos) .............................................................   73
63-65 .....................................................................   72
66-69 .....................................................................   71
70-73 .....................................................................   70
74-76 .....................................................................   69
77-80 .....................................................................   68
81-83 .....................................................................   67
84-87 .....................................................................   66
88-91 (3 mos) .............................................................   65
92-94 .....................................................................   64
95-98 .....................................................................   63
99-102  ...................................................................   62
103-105 ...................................................................   61
106-109 ...................................................................   60
110-113 ...................................................................   59
114-116 ...................................................................   58
117-120 ...................................................................   57
121-124 (4 mos) ...........................................................   56
125-127 ...................................................................   55
128-131 ...................................................................   54
132-135 ...................................................................   53
136-138 ...................................................................   52
139-142 ...................................................................   51
143-146 ...................................................................   50
147-149 ...................................................................   49
150-153 (5 mos) ...........................................................   48
154-156 ...................................................................   47
157-160 ...................................................................   46
161-164 ...................................................................   45
165-167 ...................................................................   44
168-171 ...................................................................   43
172-175 ...................................................................   42
176-178 ...................................................................   41
179-182 (6 mos) ...........................................................   40
183-187 ...................................................................   39
188-191 ...................................................................   38
192-196 ...................................................................   37
197-200 ...................................................................   36
201-205 ...................................................................   35
206-209 ...................................................................   34
210-214 (7 mos) ...........................................................   33
215-218 ...................................................................   32
219-223 ...................................................................   31
224-228 ...................................................................   30
229-232 ...................................................................   29
233-237 ...................................................................   28
238-241 ...................................................................   27
242-246 (8 mos) ...........................................................   26
247-250 ...................................................................   25
251-255 ...................................................................   24
256-260 ...................................................................   23
261-264 ...................................................................   22
265-269 ...................................................................   21
270-273 (9 mos) ...........................................................   20
274-278 ...................................................................   19
279-282 ...................................................................   18
283-287 ...................................................................   17
288-291 ...................................................................   16
292-296 ...................................................................   15
297-301 ...................................................................   14
302-305 (10 mos) ..........................................................   13
306-310 ...................................................................   12
311-314 ...................................................................   11
315-319 ...................................................................   10
320-323 ...................................................................    9
324-328 ...................................................................    8
329-332 ...................................................................    7
333-337 (11 mos) ..........................................................    6
338-342 ...................................................................    5
343-346 ...................................................................    4
347-351 ...................................................................    3
352-355 ...................................................................    2
356-360 ...................................................................    1
361-365 ...................................................................    0

Radian            Short Rate Cancellation Schedule          Single Premium Plans
Master            Minimum Retained Premium
Policy            Initial Coverages $50.00
                  Renewal Coverages $10.00

--------------------------------------------------------------------------------
Months Policy In Force                         Percent of Premium Refunded
--------------------------------------------------------------------------------
                                          3    4    5    6    7    10   12   15
                                          yr.  yr.  yr.  yr.  yr.  yr.  yr.  yr.
--------------------------------------------------------------------------------
1.........................................91   92   93   93   94   95   97   98
2.........................................85   87   89   90   91   93   94   96
3.........................................79   82   85   87   89   91   92   93
4.........................................73   77   81   84   85   89   90   92
5.........................................67   72   77   81   83   87   89   90
6.........................................60   67   73   77   80   85   87   89
7.........................................57   63   69   74   77   83   85   88
8.........................................53   60   65   72   75   81   84   86
9.........................................50   58   62   69   71   79   82   85
10........................................47   55   60   66   69   77   80   84
11........................................43   53   58   64   65   75   78   82
12........................................40   50   56   62   63   73   77   81
13........................................37   48   54   60   61   71   75   80
14........................................33   45   52   58   60   69   73   78
15........................................30   43   50   56   59   67   72   77
16........................................25   40   48   54   57   65   70   76
17........................................24   38   46   52   56   63   69   74
18........................................22   35   44   50   54   62   67   73
19........................................20   33   42   48   53   61   65   72
20........................................18   30   40   46   51   60   64   70
21........................................16   28   38   44   50   59   63   69
22........................................15   25   36   42   49   58   62   68
23........................................13   24   34   40   47   57   61   66
24........................................11   22   32   38   46   56   60   65
25........................................10   21   30   36   44   55   60   64
26.........................................8   19   28   35   43   54   58   63
27.........................................7   18   26   32   41   53   57   62
28.........................................7   16   24   31   40   52   57   62
29.........................................5   15   23   30   39   51   56   61
30.........................................4   14   22   29   37   50   55   60
31.........................................4   13   21   28   36   49   54   60
32.........................................3   11   20   26   34   48   53   59
33.........................................2   10   18   25   33   47   53   58
34.........................................2    9   17   24   31   46   51   57
35.........................................1    8   16   23   30   45   51   57
36..............................................7   15   22   29   44   50   56
37..............................................7   14   21   27   43   49   55
38..............................................6   13   20   26   42   48   55
39..............................................5   12   19   24   41   47   54
40..............................................4   11   18   24   40   47   53
41..............................................4   10   17   23   39   46   53
42..............................................3    9   16   22   38   45   52
43..............................................3    9   16   22   37   44   51
44..............................................2    8   15   20   36   43   51
45..............................................2    7   14   20   35   43   50
46..............................................1    7   13   18   34   41   49
47..............................................1    6   12   18   33   41   49
48...................................................5   11   17   32   40   48
49...................................................5   10   16   31   39   47
50...................................................4   10   16   30   38   47
51...................................................4    9   15   29   37   46
52...................................................3    9   14   28   37   45
53...................................................3    8   13   27   36   45
54...................................................2    8   13   26   35   44
55...................................................2    7   12   25   34   43
56...................................................2    7   11   24   33   43
57...................................................1    6   10   24   33   42
58...................................................1    6   10   23   31   41
59........................................................5    9   23   31   41
60........................................................5    9   22   30   40
61........................................................4    8   22   29   39
62........................................................4    8   21   28   39
63........................................................3    7   20   27   38
64........................................................3    7   20   27   37
65........................................................2    6   19   26   37
66........................................................2    6   18   25   36
67........................................................1    5   18   24   35
68........................................................1    5   17   24   35
69........................................................1    5   17   23   34
70.............................................................4   16   23   33
71.............................................................4   16   22   33
72.............................................................4   15   22   32
73.............................................................3   15   22   31
74.............................................................3   14   21   31
75.............................................................3   14   21   30
76.............................................................2   13   20   29
77.............................................................2   13   20   29
78.............................................................2   12   19   28
79.............................................................1   12   18   27
80.............................................................1   11   18   27
81.............................................................1   11   17   26
82.............................................................1   10   17   25
83.................................................................10   16   25
84-85...............................................................9   16   24
86..................................................................9   15   23
87-88...............................................................8   14   23
89..................................................................8   14   22
90-91...............................................................7   13   22
92..................................................................7   13   21
93-94...............................................................6   12   21
95..................................................................6   11   20
96..................................................................5   11   20
97..................................................................5   11   19
98..................................................................5   10   19
99..................................................................5   10   18
100.................................................................4    9   18
101-103.............................................................4    9   17
104.................................................................3    9   16
105-106.............................................................3    8   16
107.................................................................3    7   15
108-109.............................................................2    7   15
110-111.............................................................2    7   14
112.................................................................2    6   14
113.................................................................1    6   13
114-115.............................................................1    5   13
116-117.............................................................1    5   12
118......................................................................5   12
119-121..................................................................4   11
122-123..................................................................4   10
124......................................................................3   10
125-128..................................................................3    9
129-130..................................................................2    9
131-133..................................................................2    8
134-135..................................................................2    7
136-139..................................................................1    7
140......................................................................1    6
141-142.......................................................................6
143-148.......................................................................5
149-154.......................................................................4
155-160.......................................................................3
161-169.......................................................................2
170-175.......................................................................1
176-180.......................................................................0
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Radian Guaranty Inc.                                                     RADIAN

1601 Market Street
Philadelphia, Pennsylvania 19103-2337

800 523-1988
215 564-6600